UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2005

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26482	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, South Wales NP18 2TA,

United Kingdom

(Address of principal executive offices, including zip code)

44-1633-414-000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) Not applicable.

(b) On March 30, 2005, Trikon Technologies, Inc. (“the Company”) issued a press release announcing that its Chief Financial Officer, William J. Chappell, will be leaving Trikon effective on March 31, 2005. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

(c) Effective March 30, 2005, Martyn J. Tuffery, the Company’s Controller, will serve as the Acting Chief Financial Officer of the Company.

Mr. Tuffery has been serving as the Company’s Controller since 1997. Mr. Tuffery joined Electrotech, a predecessor company to the Company, in 1988 and since that time has served in various financial capacities, including chief accountant. Prior to joining the Company, Mr. Tuffery held various financial positions at British Aerospace for 10 years.

The Company intends to enter into an employment agreement with Mr. Tuffery.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number
99.1	Press Release of Trikon Technologies, Inc, dated March 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIKON TECHNOLOGIES, INC.

By:	/s/ John Macneil
John Macneil President and Chief Executive Officer

Date: March 30, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Trikon Technologies, Inc. dated March 30, 2005.

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